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Exhibit 12

Media Arts Group, Inc.
900 Lightpost Way
Morgan Hill, CA 95037

June 17, 2003

Nanette Kinkade
c/o Media Arts Group, Inc.
900 Lightpost Way
Morgan Hill, CA 95037

        Re: Confidentiality Agreement

Ladies and Gentlemen:

        In order to allow you (the "Receiving Party") to evaluate a potential negotiated transaction (a "Transaction") involving Media Arts Group, Inc., a Delaware corporation (the "Disclosing Party"), the Disclosing Party has delivered and will deliver to the Receiving Party, upon the execution and delivery of this letter agreement by the Receiving Party, certain information about its properties, employees, finances, businesses and operations. All information (i) about the Disclosing Party or (ii) about any third party (which information was provided to the Disclosing Party subject to an applicable confidentiality obligation to such third party), furnished by the Disclosing Party or its Representatives (as defined below) to the Receiving Party or its Representatives, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information." For purposes of this letter agreement, however, the term "Proprietary Information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this letter agreement, (ii) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives, (iii) becomes available to the Receiving Party on a nonconfidential basis from a person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or any or its Representatives, or is otherwise not under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party, or (iv) was independently developed by the Receiving Party without reference to or use of the Proprietary Information. For purposes of this letter agreement, (i) the term "Representative" shall mean, as to any person, such person's directors, officers, employees (if applicable), such person's agents and advisors (including, without limitation, such person's financial advisors, attorneys and accountants), and such persons' equity, debt or other financing sources or other partners or sponsors (if applicable), and their respective agents and advisors (including, without limitation, their respective financial advisors, attorneys and accountants); and (ii) the term "person" shall be broadly interpreted to include, without limitation, any corporation, limited

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liability company, general or limited partnership, unincorporated association, business trust or other entity or individual, whether acting individually or as a group.

        Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party (i) except as required by law, shall keep all Proprietary Information confidential, shall not disclose or reveal any Proprietary Information to any person other than its Representatives who are actively and directly participating in its evaluation of its investment in the Disclosing Party or who otherwise need to know the Proprietary Information for the purpose of evaluating its investment in the Disclosing Party, and shall cause those persons to observe the terms of this letter agreement, (ii) shall not use Proprietary Information for any purpose other than to evaluate a Transaction, (iii) except as required by law, shall not disclose to any person (other than any of its Representatives who are actively and directly participating in its evaluation of its investment in the Disclosing Party or who otherwise need to know such Proprietary Information for the purpose of evaluating its investment in the Disclosing Party and, in the case of its Representatives, whom the Receiving Party will cause to observe the terms of this letter agreement) any information about its investment in the Disclosing Party or the fact that Proprietary Information has been made available to the Receiving Party or its Representatives, (iv) shall comply with the procedures attached hereto as Exhibit A; notwithstanding the foregoing, to the extent that any of the Proprietary Information was furnished by the Disclosing Party or its Representatives to the Receiving Party in the Receiving Party's capacity as a member of the Disclosing Party's Board of Directors in connection with such Board of Directors' evaluation of the "Recusal Matters" (as such term is defined in the minutes of the meeting of such Board of Directors held on October 29, 2002), regardless of the manner in which it was furnished, the Receiving Party (i) except as required by law, shall keep all such Proprietary Information confidential and shall not disclose or reveal any such Proprietary Information to any person and (ii) shall not use any such Proprietary Information for any purpose whatsoever. Any breach of the terms and conditions of this letter agreement by any of the Representatives of the Receiving Party shall be deemed to be a breach of this letter agreement by the Receiving Party itself, and the Receiving Party shall be responsible for any such breach of the terms and conditions of this letter agreement by any of its Representatives.

        In the event that the Receiving Party or any of its Representatives are requested pursuant to, or required by, applicable law or regulation, or by legal process, to disclose any Proprietary Information or any other information concerning the Disclosing Party or the fact that Proprietary Information has been made available to the Receiving Party or its Representatives, the Receiving Party shall provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party (i) to seek an appropriate protective order or other remedy, (ii) to consult with the Receiving Party with respect to taking steps to resist or narrow the scope of such request or legal process, or (iii) to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance, in whole or in part, with the terms of this letter agreement, the Receiving Party or its Representative shall use commercially reasonable efforts to disclose only that portion of the Proprietary Information which is legally required to be disclosed and to ensure that all Proprietary Information that is so disclosed will be accorded confidential treatment. In the event that the Receiving Party or its Representatives shall have complied fully

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with the provisions of this paragraph, such disclosure may be made by the Receiving Party or its Representatives without any liability hereunder.

        For a period commencing with the date of this letter agreement and ending on the first (1st) anniversary of the date of this letter agreement, the Receiving Party shall not, without the prior written consent of the Disclosing Party or its Board of Directors (which may be withheld in their sole and absolute discretion):

          (a)   acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Disclosing Party or any subsidiary thereof, or of any successor to or person in control of the Disclosing Party, or any assets of the Disclosing Party or any subsidiary or division thereof or of any such successor or controlling person;

          (b)   make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission ("SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Disclosing Party;

          (c)   make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Disclosing Party or any of its securities or assets;

          (d)   form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any of the foregoing;

          (e)   take any action that could reasonably be expected to require the Disclosing Party to make a public announcement regarding the possibility of any of the events described in clauses (a) through (d) above; or

          (f)    request the Disclosing Party or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

        To the extent that any Proprietary Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Proprietary Information provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this agreement, and under the joint defense doctrine. Nothing in this letter agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

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        In the event that the Disclosing Party, in its sole discretion, so requests, the Receiving Party shall, upon the Disclosing Party's written request, promptly deliver to the Disclosing Party all Proprietary Information, and, at the Receiving Party's election, return or destroy (provided that any such destruction shall be certified by a duly authorized Representative of the Receiving Party) all copies, reproductions, summaries, analyses or extracts thereof or based thereon (whether in hard-copy form or on intangible media, such as electronic mail or computer files) in the Receiving Party's possession or in the possession of any Representative of the Receiving Party.

        The Receiving Party hereto acknowledges that neither the Disclosing Party nor any of its Representatives, nor any of their respective directors, officers, employees, agents or controlling persons, makes any express or implied representation or warranty as to the completeness of the Proprietary Information. The Receiving Party shall not be entitled to rely on the completeness of any Proprietary Information for any purpose whatsoever.

        None of the parties hereto shall be under any legal obligation or have any liability to the other party or parties hereto, as the case may be, of any nature whatsoever by virtue of this letter agreement or otherwise (other than with respect to the confidentiality and other matters set forth herein). The Disclosing Party reserves the right to change (in its sole and absolute discretion, at any time and without notice to the Receiving Party or its Representatives) the procedures relating to the Receiving Party's evaluation of a Transaction (including, without limitation, by terminating all further discussions with the Receiving Party and its Representatives, and by requesting that the Receiving Party and its Representatives return or destroy the Proprietary Information in the manner described above).

        Each of the parties hereto is aware, and will advise its or their respective Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

        Without prejudice to the rights and remedies otherwise available to any of the parties hereto, each of the parties hereto shall be entitled to equitable relief by way of injunction or otherwise if the other party or parties hereto, as the case may be, or any of its or their respective Representatives breaches or threatens to breach any of the terms or provisions of this letter agreement.

        Each of the parties hereto understands and hereby further agrees that no failure or delay by any of the parties hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of California law.

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        Each of the parties hereto hereby consents to the institution and resolution of any action or proceeding of any kind or nature with respect to or arising out of this agreement brought by any party hereto in the federal or state courts located within the State of California.

        This letter agreement contains the entire agreement among the parties hereto concerning confidentiality of the Proprietary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon any of the parties hereto unless approved in writing by each of the parties hereto.

        Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

MEDIA ARTS GROUP, INC.
	By:	/s/ ROBERT MURRAY Name: Robert Murray Title: VP, General Counsel
ACCEPTED AND AGREED as of the date first written above:
NANETTE KINKADE
/s/ NANETTE KINKADE

Exhibit A

Procedures

1.
Meetings with third parties concerning any part of Project Restart shall be coordinated with Mr. Potter or counsel to the board. No third parties should be approached without prior consultation.

2.
Similarly, negotiations with third parties concerning the corporation's position on any matter regarding Project Restart should be coordinated with the Mr. Potter and the board's financial advisor as to timing, content and attendees.

3.
No information shall be provided to any third party regarding the corporation to any party involved or potentially to be involved in Project Restart unless the provision of such information has been authorized by one of Mr. Potter or outside counsel, and, prior to providing such information, the recipient has executed and returned the form of confidentiality agreement provided by outside counsel. This shall not apply to public information that might be conveyed by the board's financial advisors to interested third parties approved by the board.

4.
To the extent that any information has been previously supplied, the recipient should sign and return a copy of the confidentiality agreement supplied by outside counsel.

5.
Project Restart shall be kept on a need to know basis within the company.

6.
Consistent with company policy, the sole spokesperson regarding rumors or other matters will be the CFO, whose position, unless otherwise authorized, will be no comment.

7.
At such time, if any, that any member of management determines that he or she will have a financial interest in a counterparty to any transaction involved with Project Restart (any such member, an "interested management party"), he or she will promptly inform Mr. Potter and at such time shall sign a confidentiality agreement in the form referred to in item 4 above.

8.
Unless already accomplished, interested management parties shall promptly provide the board and its financial advisors with the full details and back-up of any financial forecasts prepared thereby, annotated with a full description of the assumptions used in the preparation of these cases, and all updates or modifications as prepared.

9.
Questions regarding the application of these procedures shall be directed to Mr. Potter, whose decision will be final, subject to the discretion of the board.

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  Exhibit 12
Exhibit A